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                                                                   Exhibit 3.2

                     Bylaw Amendment Effective June 7, 1994





      The last sentence of Section 2 of Article III of the Bylaws is amended to read in its entirety as follows:

                  "The exact number of directors shall be nine
                 until changed as provided in this Section 2."




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